EXHIBIT 99
                                                  Form 4 Joint Filer Information



Name:     Dane Andreeff
Address:  c/o Andreeff Equity Advisors, L.L.C.,
          450 Laurel Street Suite 2105,
          Baton Rouge, LA   70801
Designated Filer:  Maple Leaf Partners, L.P.
Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
Date of Event Requiring Statement:  June 29, 2007

Signature:  /s/ Dane Andreeff
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Name:     Maple Leaf Capital I, L.L.C.
Address:  c/o Andreeff Equity Advisors, L.L.C.,
          450 Laurel Street Suite 2105
          Baton Rouge, LA   70801
Designated Filer:  Maple Leaf Partners, L.P.
Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
Date of Event Requiring Statement:  June 29, 2007

Signature:  /s/ Dane Andreeff
          ---------------------------------------
               By:  Dane Andreeff,
                    Managing Member